As filed with the Securities and Exchange Commission on April 19, 2024

Registration No. 333-11221

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE MARCUS CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	39-1139844
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

100 East Wisconsin Avenue, Suite 1900

Milwaukee, Wisconsin 53202

(414) 905-1000

(Address, including zip code, and
telephone number, including area code, of
registrant’s principal executive offices)

Thomas F. Kissinger

Senior Executive Vice President, General Counsel and Secretary

100 East Wisconsin Avenue, Suite 1900

Milwaukee, Wisconsin 53202

(414) 905-1000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with a copy to:

Steven R. Barth

Spencer T. Moats
Garrett F. Bishop

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

(414) 271-2400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3, Registration No. 333-11221 (the “Original Registration Statement”), of The Marcus Corporation. (the “Company”), which was filed with the Securities and Exchange Commission (the “Commission”) on August 30, 1996. The Original Registration Statement registered 500,000 shares of the Company's common stock, par value $1.00 per share (“Common Stock”), for sale pursuant to The Marcus Corporation Dividend Reinvestment and Associate Stock Purchase Plan (the “Registered Securities”).

On March 5, 2024, the Company filed a Registration Statement with the Commission on Form S-3 registering 250,000 shares of Common Stock for issuance under the Company's new Dividend Reinvestment Plan. Consequently, the offering pursuant to the Original Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Original Registration Statement, this Post- Effective Amendment No. 1 is being filed to deregister any and all Registered Securities that remain unsold under the Original Registration Statement.

The Company, by filing this Post-Effective Amendment No. 1, hereby terminates the effectiveness of the Original Registration Statement and removes from registration any and all Registered Securities registered, but unsold or otherwise unissued, under the Original Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 19th day of April, 2024.

THE MARCUS CORPORATION

By:	/s/ Chad M. Paris
Chad M. Paris
Chief Financial Officer and Treasurer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 under the Securites Act of 1933, as amended.